Exhibit 1.1

EXECUTION VERSION

AVALONBAY COMMUNITIES, INC.

7,870,000 Shares of Common Stock

Underwriting Agreement

May 22, 2013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The stockholder listed on Schedule 1 hereto (the “Selling Stockholder”) of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), proposes to sell to you (the “Underwriter”), an aggregate of 7,870,000 shares (the “Underwritten Shares” or the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”).  The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”.

The Company and the Selling Stockholder hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1.                                      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-187132), including a prospectus, relating to the Shares, which registration statement became effective upon filing pursuant to the rules or regulations of the Commission under the Securities Act.  Such registration statement covers the registration of the Shares under the Securities Act.  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein pursuant to the rules or regulations of the Commission under the Securities Act, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement (the “Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement, and any amendments thereto, that omits Rule 430 Information and any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act; and as used herein, the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement”

shall be deemed to include such Rule 462 Registration Statement.  Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Time of Sale Information”): the base Prospectus dated March 8, 2013 included in the Registration Statement and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2.                                      Purchase of the Shares by the Underwriter.  (a)  The Selling Stockholder agrees to sell to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, to purchase from the Selling Stockholder at a price per share (the “Purchase Price”) of $136.67 the number of Underwritten Shares to be sold by the Selling Stockholder as set forth opposite its name in Schedule 1 hereto.

(b)                                 The Company and the Selling Stockholder understands that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company and the Selling Stockholder acknowledges and agrees that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriter.

(c)                                  Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Underwriter, in the case of the Underwritten Shares, at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, at 10:00 A.M. New York City time on May 28, 2013, or at such other time or place on the same or such other date, not later than the fifth (5th) Business Day thereafter, as the Underwriter and the Selling Stockholder may agree upon in writing.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter for the account of the Underwriter of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company.

Registration in the shareholders’ register of the Company shall take place of such Shares in the name of Cede & Co. (“Cede”) or such other nominee and the Shares shall be credited on the books of The Depository Trust Company (“DTC”) to securities accounts of the Underwriter.

Delivery of the Shares shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct.

(d)                                 The Company and the Selling Stockholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person.  Additionally, the Underwriter is not advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto.  Any review by the Underwriter of the Company, the Selling Stockholder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholder.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter that:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus.

(b)                                 Time of Sale Information.  The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Issuer Free Writing Prospectus.  Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Underwriter.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus.

(d)                                 Registration Statement and Prospectus.  The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the

Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)                                  Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or, taken together, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Organization, Power and Authority of Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and Prospectus.  The Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified, considering all such cases in the aggregate, will not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g)                                  Organization, Power and Authority and Capitalization of Subsidiaries. As of the date hereof, the Company does not have any “significant subsidiaries” (as defined in Rule 12b-2 under the Exchange Act, individually a “Significant Subsidiary” and collectively “Significant Subsidiaries”).  Each of the Company’s subsidiaries is an entity duly organized or formed, as the case may be, and, in the case of each such subsidiary that is a corporation, limited partnership or limited liability company, is validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation.  Each of the Company’s subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and the Prospectus.  Each of the Company’s subsidiaries is duly licensed or qualified to do business in good standing as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified, considering all such cases in the aggregate, will not have a Material Adverse Effect.  Except for the stock or other interests in the subsidiaries or as disclosed in the Registration Statement, the Company does not own, directly or indirectly, or have any direct or indirect ownership interest in any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, trust, association or other entity where such interest is individually material to the Company.  Complete and correct copies of the charter of the Company, as amended through the date hereof (collectively, the “Charter”), and the bylaws of the Company, as amended through the date hereof (the “Bylaws”), have been delivered to counsel for the Underwriter.  Except as otherwise described in the Registration Statement or the Prospectus, all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than such liens, charges, encumbrances, security interests, restrictions or claims that are described in the Prospectus and would not have, individually or in the aggregate, a Material Adverse Effect.

(h)                                 Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus and except for shares of Common Stock to be issued to certain employees in connection with the deferment of income, shares of Common Stock issuable pursuant to awards granted or to be granted under the Company’s 2009 Stock Option and Incentive Plan or the Company’s 1994 Stock Incentive Plan, as amended and restated, shares of Common Stock issuable under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan, shares of Common Stock issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan and shares of Common Stock issuable upon redemption or conversion of units of limited partnership interests, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)                                     Financial Statements.  Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii) such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the

Registration Statement present fairly the information required to be stated therein; and (iii) the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.  No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included in the Registration Statement or the Prospectus.  Ernst & Young LLP (together with any other nationally recognized accounting firm that the Company may from time to time engage, the “Accountants”), who have reported on the financial statements and schedules which are audited, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.  The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Securities Act are true and correct in all material respects.

(j)                                    Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(k)                                 Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.  Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recently completed fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls.

(l)                                     [reserved]

(m)                             This Agreement.  The Company has the corporate power and authority to enter into this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby constitutes a breach or violation of, or a default under, or conflict with, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon the Communities (as defined below) or any of the other assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, the Charter or Bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s subsidiaries or any material contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their property may be bound or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the Communities or the business or properties of the Company or any of its subsidiaries, except as disclosed in the Prospectus or except for such instances as, individually or in the aggregate, would not have a Material Adverse Effect and as would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(n)                                 No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)                                 Company Not an Investment Company.  The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(p)                                 No Material Actions or Proceedings.  Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such or any of the Current Communities, the Development Communities or the Redevelopment Communities (each as defined below and collectively, the “Communities”) before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and there are no statutes or regulations or current, pending or, to the Company’s knowledge, threatened, legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.  As used herein, the terms “Current Communities,” “Development Communities” and “Redevelopment Communities” will have the meanings ascribed to such terms in the Company’s Form 10-Q for the quarterly period ended March 31, 2013, which is incorporated by reference into the Registration Statement.

(q)                                 Filing and Enforceability of Contracts.  There are no contracts or documents of a character required under the Securities Act to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement (the “Contracts”).  All Contracts executed and delivered on or before the date hereof to which the Company or any subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such subsidiary and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding agreements of the other parties thereto, enforceable against such parties in accordance with the terms thereof, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States (collectively, the “Enforceability Limitations”).

(r)                                    Compliance with Law.  Each of the Company and its subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties where the failure to comply would, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is, and upon consummation of the sale of the Shares none of them will be, in default under any contract to which the Company or any of its subsidiaries is a party the violation of which would, individually or in the aggregate, have a Material Adverse Effect, and no other party under any such contract is, to the knowledge of the Company, in default in any material respect thereunder; the Company is not in violation of its Charter or Bylaws; except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of its subsidiaries have, or upon the Closing Date will have, all governmental licenses (including, without limitation, a California real estate brokerage license and/or a California general contractor’s license, if applicable), permits, consents, orders, approvals and other authorizations, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities that are, necessary for the ownership or lease of their respective properties or required to carry on their respective business as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization or has any reason to believe that any such governmental license, permit, consent, order, approval or other authorization will not be renewed in the ordinary course which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(s)                                   No Further Consents Required.  No consent, approval, authorization or order of, or filing with, any court or arbitrator or governmental agency or body is required on the Company’s part for the consummation of the transactions contemplated by this Agreement by the Company, except such as may be required by the federal securities laws or the securities or “Blue Sky” laws of the various states in connection with the offer and sale of the Shares or for such consents required on the Company’s part as have been obtained and delivered to the Underwriter and counsel for the Underwriter as of the date of this Agreement.

(t)                                    Title to Properties.  The Company, or its subsidiaries, as applicable, has good and marketable title to the Communities, and the Communities are not subject to any liens or encumbrances except for monetary liens as set forth in the Prospectus or the Registration Statement, non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record.  All liens, charges, encumbrances, claims or restrictions on or affecting the Communities which are required to be disclosed in the Prospectus are disclosed therein.  Except as is disclosed in the Registration Statement or the Prospectus and except as would not, in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Prospectus as leased by it, (ii) no tenant under any of the leases pursuant to which the Company or any subsidiary leases its properties has an option or right of first refusal to purchase the premises demised under such lease, (iii) the use and occupancy of each of the properties of the Company and its subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations, (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (v) the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries.

(u)                                 Mortgages; Community Matters.  Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Communities are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company.  To the knowledge of the Company and except as disclosed in the Registration Statement and the Prospectus, (i) the present use and occupancy of each of the Communities complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect, and (ii) there is no pending or, to the Company’s knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Communities, except for such proceedings or actions that would not individually or in the aggregate have a Material Adverse Effect.

(v)                                 Title Insurance.  Title insurance in favor of the mortgagee, the Company or its subsidiaries is maintained with respect to each of the Communities, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Company and its subsidiaries of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

(w)                               Accuracy of Company’s Statements.  No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was or will be, when made, inaccurate, untrue or incorrect.

(x)                                 No Price Stabilization or Manipulation.  Except as stated in the Prospectus, neither the Company nor any of its directors, officers or controlling persons has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(y)                                 No Labor Disputes.  No labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company after due inquiry and investigation, is contemplated or threatened, which, in either case, would have a Material Adverse Effect.

(z)                                  No Unlawful Contributions.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus which has not been so disclosed; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)                          Compliance with Environmental Laws.  As of the Closing Date, the Company and each of its subsidiaries (i) will be in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the Hazardous Materials (as defined below) or hazardous or toxic wastes, pollutants or contaminants (the “Environmental Laws”); (ii) will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)                          Hazardous Materials.

(i)                                     None of the Company or any partnership or other subsidiary that owns a Community (each a “Partnership”) has at any time and, to the best knowledge of the Company after due inquiry and investigation, no other party has at any time handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, released, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to, above under, in, into or from the Communities, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor its subsidiaries intends to use the Communities or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, releasing, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies, household cleaning supplies, gardening supplies or pool maintenance supplies in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices.

(ii)                                  None of the Company or the Partnerships, to the best knowledge of the Company after due inquiry and investigation, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Communities or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)                               None of the Company or the Partnerships to the best knowledge of the Company after due inquiry and investigation, has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials, hazardous or toxic waste or substances on or originating from the Communities arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any federal, state or local governmental authority having or claiming jurisdiction over the Communities as described in the Prospectus.

(cc)                            Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, each of the Company and the Partnerships conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Communities, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)                          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance (other than earthquake insurance) is in amounts and insures against such losses and risks as are prudent and customary to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  The Company maintains earthquake insurance on the Communities to the extent described in the Prospectus.  Neither the Company nor any subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Communities (other than with respect to seismic activities).

(ee)                            REIT Status.  The Company has elected to be taxed as a “real estate investment trust” (a “REIT”) under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the Board of Directors of the Company determines that it is no longer in the best interest of the Company to continue to be so qualified.

(ff)                              No Plan Assets.  Neither the assets of the Company nor its subsidiaries constitute, nor will such assets as of the Closing Date constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(gg)                            Distribution of Offering Materials.  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the Issuer Free Writing Prospectus approved by the Underwriter pursuant to Section 5(c) below or other materials, if any, permitted by the Securities Act.

(hh)                          Form S-3 Eligibility.  The Company satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the Securities Act.

(ii)                                  Insider Trading Policy.  Under the Company’s insider trading policy, officers and directors of the Company may not sell or otherwise dispose of securities of the Company without pre-approval from the Company.

(jj)                                Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk)                          Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(ll)                                  No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(mm)                  Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in all cases as would not have a Material Adverse Effect.

(nn)                          Compliance with ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo)                          Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct businesses, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except in all cases as would not have a Material Adverse Effect.

(pp)                          Compliance with OFAC.  None of the Company, any of its subsidiaries, directors or officers or, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory that, at the time of such financing, is the subject of any OFAC sanctions.

(qq)                          No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not have a Material Adverse Effect.

(rr)                                         No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ss)                              No Registration Rights.  Except as described in the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or sale of the Shares to be sold by the Selling Stockholder hereunder.

(tt)                                Margin Rules.  Neither the sale nor the delivery of the Shares as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ww)                      Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx)                          Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Shares.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(yy)                          Officer’s Certificate.  Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection with this Agreement will be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.

(zz)                            Non-Affiliated Market Capitalization.  As of the effective date of the Registration Statement, the aggregate market value of the voting stock held by non-affiliates of the Company (computed using the price at which Common Stock was last sold as of a date within sixty (60) days prior to such date) exceeds $150 million.

(aaa)                   No Association with FINRA.  Neither the Company nor any of its affiliates, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or is a person associated with, any member firm of Financial Industry Regulatory Authority, Inc. (“FINRA”).

4.                                      Representations and Warranties of the Selling Stockholder.  The Selling Stockholder represents and warrants to the Underwriter that:

(a)                                 Required Consents; Authority.  All consents, approvals, authorizations, orders, licenses, registration or qualification of or with any court or arbitrator or governmental or regulatory authority necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder and for the consummation of the transactions contemplated by this Agreement have been obtained other than such consents, approvals, authorizations, orders, licenses, registrations or qualifications as to which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to execute, deliver or perform its obligations hereunder; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized and executed and delivered by the Selling Stockholder.

(b)                                 No Conflicts.  The execution and delivery of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation of any other of the transactions herein contemplated by this Agreement or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Stockholder is a party or bound or to which its property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Stockholder or any of its properties; or result in the violation of the charter, bylaws or any equivalent organizational document of the Selling Stockholder other than such breach, violation or imposition in (i) or (ii) above that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Selling Stockholder’s ability to execute, deliver or perform its obligations hereunder.

(c)                                  Title to Shares.  The Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Stockholder will have, immediately prior to the Closing Date, good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriter.

(d)                                 No Stabilization.  The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)                                  Not Prompted to Sell Due to Other Information.  The sale of the Shares by the Selling Stockholder pursuant hereto is not prompted by any material non-public information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Information and the Prospectus or any amendment or supplement thereto.

(f)                                   Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this subsection (f) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing or furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Information, and the Prospectus,  it being understood and agreed that the only such information furnished is the Selling Stockholder’s name and address and any information relating to its holdings of Common Stock under the heading “Selling Stockholder” (the “Selling Stockholder Information”).

(g)                                  Prospectus.  As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading , provided that the representations and warranties set forth in this subsection (g) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder Information.

(h)                                 No Association with FINRA.  Neither the Selling Stockholder nor any of its affiliates, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or is a person associated with, any member firm of FINRA.

(i)                                     Free Writing Prospectus.  Other than the Registration Statement, the Time of Sale Information and the Prospectus, or any amendments or supplements thereto from the Company, the Selling Stockholder has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities

Act and has not distributed any written materials in connection with the offer or sale of the Shares.

5.                                      Further Agreements of the Company.  The Company covenants and agrees with the Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456 (b)(i) under the Securities Act prior to the Closing Date.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Underwriter, upon request, four (4) copies of the Registration Statement as originally signed and filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Until in the opinion of counsel for the Underwriter a prospectus relating to the Shares is no longer required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer, the Company, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(d)                                 Notice to the Underwriter.  The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)            “Blue Sky” Compliance.  The Company will qualify the Shares for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares.

(g)           Earning Statement.  The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market.  For a period of thirty (30) days after the date of the public offering of the Shares, such a period not to exceed thirty (30) days, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than (A) the Shares to be sold hereunder, (B) any shares of Common Stock of the Company issued upon the exercise of an option or a warrant or the conversion or redemption of a security outstanding on the date of the Prospectus (including, without limitation, downREIT units of limited partnership), (C) any options granted or shares of Common Stock of the Company issued to employees, officers, directors, advisors or consultants in the ordinary course pursuant to any of the Company’s current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend investment plan, (D) any shares of Common Stock of the Company issued pursuant to the dividend reinvestment and stock purchase plan of the Company existing on the date hereof, (E) the filing of any registration statement on Form S-8 in respect of any employee benefit plan of the Company described in the Prospectus, and (F) any shares of Common Stock of the Company issued in connection with acquisitions, provided that such acquisitions do not in the aggregate exceed 10% of the Company’s fully diluted Common Stock as of the date hereof, and provided, further, that the recipient of any such shares agrees to the transfer restrictions set forth in clauses (i) and (ii) above for the remainder of the 30-day period set forth in this Section 5(h).

(i)            [reserved]

(j)            No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k)           [reserved]

(l)            Reports.  For a period of 180 days following the Closing Date, the Company will furnish to the Underwriter, upon the request of the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6.             Further Agreement of the Selling Stockholder.  The Selling Stockholder covenants and agrees with the Underwriter that it will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7.             Certain Agreements of the Underwriter.  The Underwriter hereby represents and agrees that:

(a)           The Underwriter has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 5(c) above, or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           The Underwriter has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)           The Underwriter has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriter may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided, further, that the Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d)           The Underwriter will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by the Underwriter, in accordance with Rule 433 under the Securities Act.

(e)           The Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against the Underwriter is initiated during the Prospectus Delivery Period).

8.             Conditions of the Underwriter’s Obligations.  The obligation of the Underwriter to purchase the Underwritten Shares on the Closing Date as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)           Representations and Warranties.  The representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers and of the Selling Stockholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)           No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  No event or condition of a type described in Section 3(n) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)           Officers’ Certificate.  The Underwriter shall have received on and as of the Closing Date a certificate of (a) the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Underwriter (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) confirming that the conditions set forth in paragraphs (a), (c) and (d) above are satisfied as of such Closing Date and (b) the Selling Stockholder or appropriate representative or attorney-in-fact, in form and substance reasonably satisfactory to the Underwriter, (i) confirming that the representations of the Selling Stockholder set forth in Sections 4(f) and 4(g) hereof is true and correct and (ii) confirming that the other representations and warranties of the Selling Stockholder in this agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)            Comfort Letters.  On the date of this Agreement and on the Closing Date, (i) Ernst & Young LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriter with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, and (ii) KPMG LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and financial information (including, without limitation, any disclosures under Rule 3-14 of Regulation S-X with respect to the financial statements for the properties acquired by the Company, as described in the Asset Purchase Agreement, dated as of November 26, 2012) contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; in each case, provided that the letter delivered on the Closing Date, shall use a “cut-off” date no more than three (3) Business Days prior to such Closing Date.

(g)           Opinion of Counsel for the Company.  Goodwin Procter LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A1 hereto.

(h)           Opinion of Counsel for the Underwriter.  The Underwriter shall have received on and as of the Closing Date, an opinion of O’Melveny & Myers LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(j)            Good Standing.  The Underwriter shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)           Opinion of Counsel for the Selling Stockholder.  Weil Gotshal & Manges LLP, counsel for the Selling Stockholder, shall have furnished to the Underwriter, at the request of the Selling Stockholder, their written opinion, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A2 hereto.

(l)            Company Lock-up Agreements.  The Company shall have furnished to the Underwriter an agreement dated as of the date hereof substantially in the form of Annex D hereto signed by each executive officer and director of the Company.

(m)          Selling Stockholder Lock-up Agreement.  Jupiter Enterprise LP, a Delaware limited partnership, shall have furnished to the Underwriter an agreement dated as of the date hereof substantially in the form of Annex E hereto.

(n)           Additional Documents.  On or prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

9.             Indemnification and Contribution.

(a)           Indemnification of the Underwriter.  The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (including broker-dealer affiliates), directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b)           Indemnification by the Selling Stockholder.  The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, provided that the Selling Stockholder shall be liable only for any losses, claims, damages or liabilities that arise out of, or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Selling Stockholder Information; provided, further, that the aggregate liability of the Selling Stockholder under this subsection shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Stockholder from the sale of Shares sold by the Selling Stockholder hereunder.

(c)           Indemnification of the Company.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the

Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the last paragraph on the cover page concerning delivery of the Shares; and the third paragraph of text under the heading “Underwriting” concerning the price at which the Underwriter proposes to offer the shares.

(d)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs in this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and such Indemnified Person shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder.  The Indemnifying Person shall not be liable for any settlement or compromise of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified

Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened action, claim or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person (whether or not the Indemnified Person is an actual or potential party to such action, claim or proceeding), unless such settlement or compromise (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability arising out of such action, claim or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)           Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            Limitation on Liability.  The Company, the Selling Stockholder and the Underwriter agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Stockholder or the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall the

Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)           Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.          Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.          Termination.  This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE MKT LLC, FINRA, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

12.          [reserved]

13.          Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement and any documents related hereto; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a “Blue Sky” memorandum

(including the related fees and expenses of counsel for the Underwriter); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees, if any, incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(b)           If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Stockholder for any reason fails to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

14.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriter.

16.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.          Miscellaneous.

(a)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriter shall be given to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Fax: 212-902-9316, with a copy to O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, Fax: (415) 984-8701, Attention: Peter T. Healy, Esq.  Notices to the Company shall be given to it at AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Fax: (703) 329-4830, Attention: Legal Department, with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Fax: (617) 523-1231, Attention:

Gilbert G. Menna, Esq. and John O. Newell, Esq. Notices to the Selling Stockholder shall be given to Jupiter Enterprise LP, 1271 Avenue of the Americas, New York, New York 10020.

(b)           Governing Law.  This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(c)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AVALONBAY COMMUNITIES, INC.

By:	/s/ Thomas J. Sargeant
Name:	Thomas J. Sargeant
Title:	Chief Financial Officer

JUPITER ENTERPRISE LP

By: JUPITER ENTERPRISE GP LLC,
its general partner

By:	/s/ John Suckow
Name:	John Suckow
Title:	President and Chief Operating Officer

Accepted as of the date first written above:

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Vice President

SCHEDULE 1

Name of Selling Stockholder	Number of Underwritten Shares

Jupiter Enterprise LP	7,870,000

ANNEX A1

FORM OF COMPANY COUNSEL OPINION

ANNEX A2

FORM OF SELLING STOCKHOLDER COUNSEL OPINION

ANNEX B

•                  Pricing Information

Number of shares:	7,870,000
Price:	$137.00 per share

•                  Free writing Prospectuses: None.

ANNEX C

FORM OF TERM SHEET

None.

ANNEX D

FORM OF LOCK-UP AGREEMENT FROM DIRECTORS AND OFFICERS OF THE COMPANY

Attached hereto.

Lock-Up Agreement

May 22, 2013

To: the Representative(s) of the

several Underwriters identified in

Exhibit A hereto (the “Representative”)

Re:          Proposed Public Offering by AvalonBay Communities, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), understands that the Representative proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company providing for the public offering (“Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) by the several underwriters named in Schedule 2 to the Underwriting Agreement, including the Representative (collectively, the “Underwriters”).

In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during a period of 30 days from the date of the Underwriting Agreement, such period not to exceed 30 days, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into, exchangeable or exercisable for, or that represent the right to receive shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (except as set forth below) or whether owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or file or make any demand for the filing of, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities even if the Lock-Up Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up

Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Lock-Up Securities.

The restrictions set forth in the foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) the exercise for cash of any stock option, provided that all shares issued upon exercise are subject to the restrictions hereof, (c) the delivery of shares of Common Stock to the Company for cancellation (or the withholding and cancellation of shares of Common Stock by the Company) as payment for (i) the exercise price of any stock option granted in the ordinary course pursuant to any of the Company’s current or future employee or director stock option, incentive or benefit plans, or (ii) the withholding taxes due upon the exercise of any such stock option or the vesting of any restricted shares of Common Stock granted under any such plan provided that (i) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such exercise or vesting other than a Form 4 (which shall explain in a footnote the reason for such filing) and (ii) all net shares received upon such exercise or vesting are subject to the restrictions hereof, (d) sales pursuant to plans complying with the safe harbor provided by Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that were entered into prior to the date hereof, (e) a foreclosure by a bona fide lender upon shares which on the date hereof are pledged to secure a loan, provided that the officers or directors providing such pledge used reasonable efforts to prevent such foreclosure, or (f) any transfer of shares of Common Stock as a bona fide gift or gifts, provided that, in the case of a gift of greater than 7,500 shares of Common Stock or a gift to a donee that is not a tax-exempt charitable organization or foundation, the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; provided, that in the case of any transactions relating to shares of Common Stock or other securities acquired in open market transactions pursuant to clause (a), no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature Page Follows]

Very truly yours,

Name:
Title:

Exhibit A

Goldman, Sachs & Co.

[Signature Page to Lock-Up Agreement]

ANNEX E

FORM OF LOCK-UP AGREEMENT FROM

SELLING STOCKHOLDER

Attached hereto.

Lock-Up Agreement

May 22, 2013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Re:          Proposed Public Offering by AvalonBay Communities, Inc.

Dear Sirs:

The undersigned, Jupiter Enterprise LP, a Delaware limited partnership, understands that Goldman, Sachs & Co. (the “Underwriter”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with the undersigned and AvalonBay Communities, Inc., a Maryland corporation (the “Company”), providing for the public offering (“Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) held by the undersigned, to the Underwriter.

In recognition of the benefit that such a sale will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 60 days from the date of the Underwriting Agreement (the “Restricted Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into, exchangeable or exercisable for, or that represent the right to receive shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition or whether owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or file or make any demand for the filing of, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities even if the Lock-Up Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Lock-Up Securities.

The restrictions set forth in the foregoing paragraph shall not apply to (a) the Securities being sold hereunder, (b) distributions of Common Shares to subsidiaries, limited or general partners, members, stockholders or affiliates of the Selling Shareholder or (c) transfers of Common Shares to the Selling Shareholder’s affiliates or to any other entity controlled by or under common control with the Selling Shareholder; provided further that in case of any transfer or distribution pursuant to clauses (b) or (c), each distributee or transferee, as a condition of such transfer or distribution, shall execute and deliver to the Underwriter a lock-up letter consistent with the provisions of this paragraph and no filing under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made during the Restricted Period.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature Page Follows]

Very truly yours,

JUPITER ENTERPRISE LP

By:	JUPITER ENTERPRISE GP LLC,
its general partner

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]